Exhibit 99.1

Applied Optoelectronics Reports Fourth Quarter and Year 2015 Results

Awarded Three New 100G Datacenter Transceiver Design Wins

Sugar Land, Texas, February 24, 2016 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband and fiber-to-the-home markets, today announced financial results for its fourth quarter and year ended December 31, 2015.

“We achieved another record year with strong growth in both revenue and net income. Fourth quarter revenue exceeded our expectations and grew 46% year-over-year driven by significantly higher than expected 100G datacenter transceiver shipments,” said Dr. Thompson Lin, Applied Optoelectronics Inc. founder and CEO. “With our in-house laser manufacturing and high volume light engine production capacity, we were able to accelerate shipments to meet growing hyperscale datacenter customer demand and we shipped nearly 10,000 units of 100G long reach transceivers in the fourth quarter.”

Lin continued, “In addition to the design wins we announced in November, we were awarded three additional 100G transceiver design wins from our existing customers. We are excited by our continued success in this important customer segment and believe we are well positioned to build on our momentum.”

Fourth Quarter 2015 Financial Summary

•	Total revenue was $53.0 million, up 46% compared with $36.4 million in the fourth quarter 2014 and down 7% sequentially compared with $57.1 million in the third quarter 2015.

•	GAAP gross margin was 29.5% compared with 33.7% in the fourth quarter 2014 and 31.6% in the third quarter 2015. Non-GAAP gross margin was 29.5% compared with 36.0% in the fourth quarter 2014 and 31.7% in the third quarter 2015. Our fourth quarter gross margin was below the expected range due to a shift in product mix within the datacenter segment toward certain shorter-reach 40G transceivers that carried a lower gross margin.

•	GAAP net income was $2.7 million, or $0.15 per diluted share, compared with net income of $0.7 million, or $0.05 per diluted share in the fourth quarter 2014, and net income of $2.7 million, or $0.16 per diluted share in the third quarter 2015.

•	Non-GAAP net income was $3.9 million, or $0.22 per diluted share, compared with non-GAAP net income of $4.0 million, or $0.27 per diluted share in the fourth quarter 2014, and non-GAAP net income of $6.7 million, or $0.40 per diluted share in the third quarter 2015.

Full Year 2015 Financial Summary

•	Total revenue grew to $189.9 million, up 46% compared with $130.4 million in 2014.

•	GAAP gross margin was 31.8% compared with 33.9% in 2014. Non-GAAP gross margin was 31.9% compared with 34.6% in 2014.

•	GAAP net income was $10.8 million, or $0.65 per diluted share, compared with net income of $4.3 million, or $0.28 per diluted share in 2014. Non-GAAP net income was $17.0 million, or $1.03 per diluted share, compared with non-GAAP net income of $10.4 million, or $0.68 per diluted share in 2014.

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•	On December 31, 2015, cash, cash equivalents, short-term investments and restricted cash totaled $40.7 million, compared with the December 31, 2014 balance of $40.9 million.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

First Quarter 2016 Business Outlook (+)

For the first quarter of 2016, the company currently expects:

•	Revenue in the range of $50 million to $54 million
•	Non-GAAP gross margin in the range of 31.0% to 32.5%
•	Non-GAAP net income in the range of $3.8 million to $5.0 million, and non-GAAP fully diluted earnings per share in the range of $0.21 to $0.28 using approximately 17.8 million shares

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

Applied Optoelectronics will host a conference call today, February 24, 2016 at 4:30 p.m. Eastern time / 3:30 p.m. Central time for analysts and investors to discuss its fourth quarter and year 2015 results and outlook for its first quarter of 2016. Open to the public, investors may access the call by dialing (412) 317-6789 A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing (412)-317-0088 and entering passcode 10079684.

Forward-Looking Information

This press release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company’s products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers’ products or their rate of deployment of their products; general conditions in the internet datacenter, CATV or FTTH markets; changes in the world economy (particularly in the United States and China); the negative effects of seasonality; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "believe," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit"  or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company’s expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings per share, and other non-GAAP measures like Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross profit, we exclude stock-based compensation expense and non-recurring expenses, if any, from our GAAP gross profit. To arrive at our non-GAAP income (loss) from operations, we exclude all amortization of intangible assets, stock-based compensation expense and non-recurring expenses, if any, from our GAAP net income (loss) from operations. Included in our non-recurring expenses for the periods from 4Q14 to 4Q15 are items related to the relocation of our Taiwan plant as well as certain consulting fees. To arrive at Adjusted EBITDA, we exclude these same items and, additionally, exclude asset impairment charges, loss (gain) from disposal of idle assets, unrealized exchange loss (gain), interest (income) expense, on a net basis, provision for (benefit from) income taxes and depreciation expense, from our GAAP net income (loss). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense, non-recurring expenses, amortization and tax is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

Adjusted EBITDA and other non-GAAP measures should not be considered as an alternative to gross profit, income (loss) from operations, net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP. Our Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate Adjusted EBITDA or such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes.  In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband and fiber-to-the-home markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all three of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley

+1-415-217-7722

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2015	December 31, 2014

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Short term investments	$40,679	$40,873
Accounts Receivable, Net	38,775	31,589
Inventories	66,238	33,780
Notes Receivable	–	980
Other Receivables	4,121	1,659
Prepaid Expenses and Other Current Assets	4,115	4,358
Total Current Assets	153,928	113,239

Property, Plant And Equipment, Net	109,699	64,808
Land Use Rights, Net	854	930
Intangible Assets, Net	3,900	3,833
Other Assets	5,094	860
TOTAL ASSETS	$273,475	$183,670

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$27,548	$30,799
Accrued Expenses	12,626	6,940
Banker's Acceptance Payable	2,998	1,271
Bank Loan-Short Term	27,316	8,205
Current Portion of Long Term Debt	3,592	1,386
Total Current Liabilities	74,080	48,601

Notes Payable and Long Term Debt	33,997	19,057
Other Long Term Liability	–	1,000
TOTAL LIABILITIES	108,077	68,658

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	165,398	115,012

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$273,475	$183,670

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
	2015	2014	2015	2014
Revenue
CATV	$11,000	$14,749	$53,675	$47,389
Datacenter	38,769	14,923	123,286	64,453
FTTH	87	5,663	2,458	13,591
Other	3,096	1,056	10,484	5,016
Total Revenue	52,952	36,391	189,903	130,449

Total Cost of Goods Sold	37,334	24,132	129,450	86,203

Total Gross Profit	15,618	12,259	60,453	44,246

Operating Expenses:
Research & Development	5,960	4,221	20,852	15,970
Sales and Marketing	1,633	1,591	6,381	6,043
General and administrative	5,271	5,131	19,771	17,095
Total Operating Expenses	12,864	10,943	47,004	39,108

Operating Income	2,754	1,316	13,449	5,138

Other Income (Expense):
Interest Income	92	89	328	369
Interest Expense	(242)	(51)	(1,018)	(326)
Other Income (Expense)	39	210	257	302
Foreign Exchange Gain (Loss)	(130)	(851)	(1,848)	(1,001)
Total Other Income (Expenses):	(241)	(602)	(2,281)	(656)

Net Income before Income Taxes	2,513	714	11,168	4,482

Income Tax Benefit (Expense)	166	(12)	(375)	(199)

Net Income	2,679	702	10,793	4,283

Net income per share attributable to common stockholders
basic	$0.16	$0.05	$0.69	$0.30
diluted	$0.15	$0.05	$0.65	$0.28

Weighted-average shares used to compute net income per share attributable to common stockholders
basic	16,833	14,819	15,627	14,307
diluted	17,691	15,207	16,533	15,187

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 Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
GAAP total gross profit	$15,618	$12,259	$60,453	$44,246
Share-based compensation expense	18	27	70	89
Non Recurring expense	–	797	45	797
Non-GAAP income from gross profit	15,636	13,083	60,568	45,132

GAAP research and development expense	5,960	4,221	20,852	15,970
Share-based compensation expense	65	31	231	115
Non-GAAP research and development expense	5,895	4,190	20,621	15,855

GAAP sales and marketing expense	1,633	1,591	6,381	6,043
Share-based compensation expense	55	25	217	97
Non-GAAP sales and marketing expense	1,578	1,566	6,164	5,946

GAAP general and administrative expense	5,271	5,131	19,771	17,095
Share-based compensation expense	415	483	1,602	1,759
Amortization expense	106	98	412	356
Non Recurring expense	235	788	807	1,561
Non-GAAP general and administrative expense	4,515	3,762	16,950	13,419

GAAP total operating expense	12,864	10,943	47,004	39,108
Share-based compensation expense	535	539	2,050	1,971
Amortization expense	106	98	412	356
Non Recurring expense	235	788	807	1,561
Non-GAAP total operating expense	11,988	9,518	43,735	35,220

GAAP operating income	2,754	1,316	13,449	5,138
Share-based compensation expense	553	566	2,120	2,060
Amortization expense	106	98	412	356
Non Recurring expense	235	1,585	852	2,358
Non-GAAP operating income	3,648	3,565	16,833	9,912

GAAP other income (loss)	(241)	(602)	(2,281)	(656)
Loss (gain) from disposal of idle assets	54	–	54	–
Unrealized exchange loss (gain)	299	1,094	2,567	1,300
Non Recurring expense	–	–	153	–
Non-GAAP other income (loss)	112	492	493	644

GAAP net income	2,679	702	10,793	4,283
Amortization of intangible assets	106	98	412	356
Share-based compensation expense	553	566	2,120	2,060
Non Recurring charges	235	1,585	1,005	2,358
Loss (gain) from disposal of idle assets	54	–	54	–
Unrealized exchange loss (gain)	299	1,094	2,567	1,300
Non-GAAP net income	3,926	4,045	16,951	10,357

GAAP net income	2,679	702	10,793	4,283
Amortization of intangible assets	106	98	412	356
Share-based compensation expense	553	566	2,120	2,060
Depreciation expense	2,584	1,722	9,012	5,813
Non Recurring charges	235	1,585	1,005	2,358
Loss (gain) from disposal of idle assets	54	–	54	–
Unrealized exchange loss (gain)	299	1,094	2,567	1,300
Interest (income) expense, net	150	(39)	690	(43)
Tax (benefit) expense related to the above	(166)	12	375	199
Adjusted EBITDA	$6,494	$5,740	$27,028	$16,326

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